Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Garrett Mann

Director of Marketing

TechTarget

617-431-9371

gmann@techtarget.com

TechTarget Names Mike Cotoia CEO – Greg Strakosch Becomes Executive Chairman

Cotoia also Joins Board of Directors of the Company

Newton, MA — May 9, 2016 — Technology media company TechTarget, Inc. (NASDAQ: TTGT) today announced that effective May 3, 2016, it elected Mike Cotoia as Chief Executive Officer. Cotoia was also elected to the Board of Directors of the Company. Greg Strakosch has assumed the role of Executive Chairman, and will continue to serve as Chair of TechTarget’s Board of Directors and assist Cotoia with long-term strategy and investor relations, among other things.

“As TechTarget transitions from primarily providing quarterly marketing campaigns to an increased focus on providing our customers with purchase intent data under long-term contracts, now is the right time for Mike Cotoia to become CEO,” said TechTarget Executive Chairman Greg Strakosch. “Mike’s knowledge of our business, his work ethic and get-it-done attitude make him the perfect choice to lead this transition. I am very optimistic about the future of our company under Mike Cotoia’s leadership,” continued Strakosch.

Cotoia joined TechTarget in 2002, and since 2012 has served as TechTarget’s Chief Operating Officer, overseeing the day-to-day operations of the company. Previously, he held the positions of Executive Vice President, Senior Vice President of Sales, and Vice President and Publisher of TechTarget’s Storage, CIO and Channel Media Groups, the latter of which he launched in 2006. Prior to joining TechTarget, Cotoia held positions at EMC Corporation, SANZ and Deloitte.

“I joined TechTarget in 2002 fully committed to the vision and roadmap our executive leadership laid out for our success in the market and I am honored to be named CEO of TechTarget during this very exciting time in our company’s history. Our 17 years of unparalleled investments in content, audience acquisition and product innovation has enabled us to become a strategic data and digital marketing provider for our enterprise technology sales and marketing clients,” said Mike Cotoia, CEO, TechTarget. “B2B technology companies are investing heavily in order to become better data-driven organizations, and TechTarget’s purchase intent data is the key component in order to help them achieve that goal,” continued Cotoia.

Forward Looking Statements

All statements contained in this release, other than statements of historical fact, are forward-looking statements. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements, including risks and uncertainties regarding: TechTarget’s stock price, changes in financial markets; changes in economic, political or regulatory conditions or other trends affecting the Internet and information technology industries. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget (NASDAQ: TTGT) is the Web’s leading destination for serious technology buyers researching and making enterprise technology decisions. Our extensive global network of online and social media, powered by TechTarget’s Activity Intelligence™ platform, allows technology sales and marketing teams to leverage real-time purchase intent data to more intelligently engage technology buyers and prioritize follow-up based on active projects, technical priorities and business needs. With more than 140 highly targeted technology-specific websites and a wide selection of custom advertising, branding, lead generation and sales enablement solutions, TechTarget delivers unparalleled reach and innovative opportunities to drive technology sales and marketing success around the world.

TechTarget has offices in Atlanta, Beijing, Boston, London, Munich, Paris, San Francisco, Singapore and Sydney.

To learn how you can engage with serious technology buyers worldwide, visit techtarget.com and follow us @TechTarget.

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